SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549


                                  FORM 8-K


             Current Report Pursuant to Section 13 or 15 (d) of
                         The Securities Act of 1934

     Date of Report (Date of earliest event reported):   January 30, 1997

                           THE WIDECOM GROUP INC.
                           ----------------------
           (Exact Name of Registrant as Specified in its Charter)

                               Ontario, Canada
                               ---------------
               (State or Other Jurisdiction of Incorporation)


               1-13589                               98-0139939
      (Commission File Number)            (IRS Employer Identification No.)


55 City Centre Drive, Suite 500, Mississauga, Ontario, Canada       L5B 1M3
-------------------------------------------------------------      ----------
          (Address of Principal Executive Offices)                 (Zip Code)


                               (905) 566-0180
                               --------------
            (Registrant's Telephone Number, Including Area Code)


        (Former Name or Former Address, If Changed Since Last Report)


                   INFORMATION TO BE INCLUDED IN FORM 8-K


Item 1.    Change in Control of Registrant.

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.

           Not Applicable.

Item 3.    Bankruptcy or Receivership.

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.

           Not Applicable.

Item 5.    Other Events.

      As of January 30, 1997, the Registrant announced that it has finalized a joint venture agreement with Societe Innovatech du Grand Montreal, an instrumentality of the Province of Quebec, Canada ("Innovatech"). Each of the Registrant and Innovatech purchased 450 shares of the Class A Common Stock of NovImage Inc., a Quebec corporation ("NovImage") for a purchase price of approximately US $1,875,000 each. The consideration paid by the Registrant for the stock of NovImage was in cash and was derived from the Registrant's working capital. In addition, two other corporations, 3294412 Canada Inc., a Quebec corporation and 3294421 Canada Inc, a Quebec corporation, both of which corporations are wholly-owned by Raja S. Tuli, President and Chief Executive Officer of the Registrant, each acquired 50 shares of the Class A Common Stock of NovImage in exchange for the transfer to NovImage of certain patents, patent applications and other technology and intellectual property rights of those companies.

In connection with the transaction, the Registrant licensed all of its patents and technology relating to its scanner and plotter manufacturing and its WideView[TRADEMARK] and SLC-OVLY[TRADEMARK] software (collectively, the "Intellectual Property") to NovImage for research and development purposes in order to develop improvements, modifications, additions or alterations to the Intellectual Property and to develop new products. In exchange for this license and the payment of a 0.5% royalty fee on net revenue, licensing revenue and net sales to sub-licensees, NovImage granted the Registrant an exclusive perpetual worldwide (with the exception of the Province of Quebec, Canada) license to use such improved scanner and plotter technology and software to manufacture, distribute, market and sell the improved scanner, plotter and software, and any new products developed by NovImage. NovImage retained such rights with respect to the Province of Quebec, Canada.

In connection with the transaction, the Registrant also entered into a Stock Exchange Agreement with Innovatech pursuant to which Innovatech would be permitted, under certain circumstances, to exchange its shares of NovImage for up to 253,000 shares of common stock of the Registrant for which Innovatech would have demand registration rights.

Item 6.    Resignation of Registrant's Directors.

           Not Applicable.

Item 7.    Financial Statements and Exhibits.

           Exhibits to this Form 8-K are attached hereto.

Item 8.    Change in Fiscal Year.

           Not Applicable.


                                 SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       The WideCom Group Inc.,
                                         an Ontario Corporation



Dated:   January 30, 1997              /s/  Raja S. Tuli
                                       -----------------------------------
                                       Raja S. Tuli, President and
                                                     Chief Executive Officer



                                Exhibit Index
                                -------------


Exhibit No.     Description
-----------     -----------

  10.1          Memorandum of Agreement by and between The WideCom Group Inc.
                and Societe Innovatech Du Grand Montreal and 3294412 Canada Inc. and 3294340 Canada Inc. regarding Flat Panel and Fingerprint technology.

  10.2 Subscription Agreement dated October 2, 1996 between Societe Innovatech Du Grand Montreal and 3294340 Canada Inc.

  10.3 Subscription Agreement dated October 2, 1996 between The WideCom Group Inc. and 3294340 Canada Inc.

  10.4 License Agreement between The WideCom Group Inc. ("Licensor") and 3294340 Canada Inc. ("Licensee")

  10.5 License Agreement between 3294340 Canada Inc. ("Licensor") and The WideCom Group Inc. ("Licensee")

  10.6 Stock Exchange between The WideCom Group Inc. and Societe Innovatech Du Grand Montreal

  20.1          Press Release